Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE April 25, 2024

McGrath Announces Results for First Quarter 2024

Livermore, CA - April 25, 2024 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended March 31, 2024 of $187.8 million, an increase of 15% compared to the first quarter of 2023. The Company reported net income from continuing operations of $22.8 million, or $0.93 per diluted share, for the first quarter of 2024, compared to net income from continuing operations of $11.5 million, or $0.47 per diluted share, for the first quarter of 2023.

FIRST QUARTER 2024 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 9% to $120.3 million.
•
Total revenues increased 15% to $187.8 million.
•
Other income, net for the first quarter 2024 included a $9.3 million net gain on sale of a property, which increased earnings per diluted share by $0.28.
•
Adjusted EBITDA1 increased 17% to $72.1 million.
•
Dividend rate of $0.475 per share for the first quarter 2024. On an annualized basis, this dividend represents a 1.8% yield on the April 24, 2024 close price of $108.53 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were pleased with our first quarter results. The 9% increase in companywide rental revenues was driven by strong modular and portable storage performance. Modular rental revenues grew 19% and benefitted from a full quarter of Vesta Modular contribution in 2024 compared with two months in 2023. Portable storage rental revenues grew 8%.

Our modular business was a highlight for the quarter, with broad based rental strength across commercial and education customer bases. We maintained our focus on pricing optimization, rental fleet utilization, and value-added services for our customers. Growth initiatives for Mobile Modular Plus, Site Related Services and new modular equipment sales all continued to show progress.

TRS-RenTelco experienced continued demand challenges, particularly for semiconductor related projects, resulting in 13% lower rental revenues for the quarter, compared to a year ago. During the quarter we reduced new equipment capital spending and made progress with reducing the fleet size to better align with demand conditions.

I appreciate the strong commitment from the McGrath employee team as we maintain our independent focus on disciplined execution during the pending WillScot Mobile Mini transaction."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended March 31, 2024 to the quarter ended March 31, 2023 unless otherwise indicated.

Mobile Modular

For the first quarter of 2024, the Company’s Mobile Modular division reported Adjusted EBITDA of $43.3 million, an increase of $10.9 million, or 34%, when compared to the same quarter in 2023.

•
Rental revenues increased 19% to $76.5 million, depreciation expense increased 14% to $9.9 million, and other direct costs decreased 6% to $22.7 million, which resulted in an increase in gross profit on rental revenues of 41% to $43.9 million.
•
Rental related services revenues increased 12% to $24.1 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit increasing 14% to $8.4 million.
•
Sales revenues increased 49% to $25.3 million, primarily from higher new equipment sales. Gross margin on sales was 31% in 2024, compared to 37% in 2023, resulting in a 27% increase in gross profit on sales revenues to $7.9 million. The reduction in gross margin on sales was primarily attributed to a higher mix of new versus used sales in 2024.
•
Selling and administrative expenses increased $1.6 million to $40.1 million. Included within selling and administrative expenses was $5.3 million higher allocated corporate costs, which included $6.5 million in allocated transaction costs related to the pending merger with WillScot Mobile Mini.

Portable storage

For the first quarter of 2024, the Company’s Portable Storage division reported Adjusted EBITDA of $11.5 million, an increase of $1.5 million, or 15%, when compared to the same quarter in 2023.

•
Rental revenues increased 8% to $18.4 million, depreciation expense increased 23% to $1.0 million, and other direct costs decreased 18% to $1.5 million, which resulted in an increase in gross profit on rental revenues of 10% to $16.0 million.
•
Rental related services revenues were $4.7 million and gross profit on rental related services revenues was $0.3 million, which were both comparable to the first quarter of 2023.
•
Sales revenues increased $0.6 million to $1.2 million, primarily from higher used equipment sales. Gross margin on sales was 37% compared to 49% in 2023, resulting in a $0.1 million increase in gross profit on sales revenues to $0.4 million.
•
Selling and administrative expenses increased $1.0 million to $9.0 million, primarily due to higher allocated corporate expenses and marketing and administrative costs.

TRS-RenTelco

For the first quarter of 2024, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $18.5 million, a decrease of 10%, when compared to the same quarter in 2023.

•
Rental revenues decreased 13% to $25.4 million, depreciation expense decreased 7%, and other direct costs decreased 7%, resulting in a 22% decrease in gross profit on rental revenues to $9.0 million. The rental revenue decrease was primarily due to weakness in the semiconductor related end markets, resulting in lower average rental equipment on rent compared to the prior year.
•
Sales revenues increased 33% to $6.8 million and gross profit on sales revenues increased 34% to $3.9 million.
•
Selling and administrative expenses decreased 6%, to $8.9 million, primarily due to lower allocated corporate expenses.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of April 4, 2024, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on April 25, 2024 to discuss the first quarter 2024 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-723-5782 (in the U.S.), or 1-402-220-2663 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2024	2023
Revenues
Rental	$120,332	$110,247
Rental related services	29,580	27,132
Rental operations	149,912	137,379
Sales	35,069	23,660
Other	2,846	2,679
Total revenues	187,827	163,718
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	22,366	21,833
Rental related services	20,786	19,268
Other	29,010	31,135
Total direct costs of rental operations	72,162	72,236
Costs of sales	22,397	14,115
Total costs of revenues	94,559	86,351
Gross profit	93,268	77,367
Expenses:
Selling and administrative expenses	59,818	57,498
Other income, net	(9,281)	—
Income from operations	42,731	19,869
Interest expense	12,704	7,464
Foreign currency exchange loss (gain)	132	(226)
Income from continuing operations before provision for income taxes	29,895	12,631
Provision for income taxes from continuing operations	7,047	1,113
Income from continuing operations	22,848	11,518

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	1,709
Provision for income taxes from discontinued operations	—	453
Gain on sale of discontinued operations, net of tax	—	58,883
Income from discontinued operations	—	60,139

Net income	$22,848	$71,657

Earnings per share from continuing operations:
Basic	$0.93	$0.47
Diluted	$0.93	$0.47
Earnings per share from discontinued operations:
Basic	$—	$2.46
Diluted	$—	$2.45
Earnings per share:
Basic	$0.93	$2.93
Diluted	$0.93	$2.92
Shares used in per share calculation:
Basic	24,513	24,416
Diluted	24,564	24,542
Cash dividends declared per share	$0.475	$0.465

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(in thousands)	2024	2023
Assets
Cash	$1,912	$877
Accounts receivable, net of allowance for credit losses of $2,819 at March 31, 2024 and $2,801 at December 31, 2023	211,950	227,368
Rental equipment, at cost:
Relocatable modular buildings	1,345,919	1,291,093
Portable storage containers	240,517	236,123
Electronic test equipment	370,641	377,587
	1,957,077	1,904,803
Less: accumulated depreciation	(588,535)	(575,480)
Rental equipment, net	1,368,542	1,329,323
Property, plant and equipment, net	189,166	169,114
Inventories	24,548	15,425
Prepaid expenses and other assets	82,066	87,364
Intangible assets, net	62,020	64,588
Goodwill	323,224	323,224
Total assets	$2,263,428	$2,217,283
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$798,561	$762,975
Accounts payable	57,162	58,760
Accrued liabilities	95,725	108,763
Deferred income	122,696	111,428
Deferred income taxes, net	246,264	241,555
Total liabilities	1,320,408	1,283,481
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,541 shares as of March 31, 2024 and 24,496 shares as of December 31, 2023	109,249	111,122
Retained earnings	833,820	822,796
Accumulated other comprehensive loss	(49)	(116)
Total shareholders’ equity	943,020	933,802
Total liabilities and shareholders’ equity	$2,263,428	$2,217,283

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income	$22,848	$71,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,187	27,590
Deferred income taxes	4,709	(45,496)
Provision for credit losses	253	744
Share-based compensation	2,209	1,493
Gain on sale of property, plant and equipment	(9,281)	—
Gain on sale of discontinued operations	—	(58,883)
Gain on sale of used rental equipment	(7,355)	(3,089)
Foreign currency exchange loss (gain)	132	(226)
Amortization of debt issuance costs	2	2
Change in:
Accounts receivable	15,165	16,209
Inventories	(9,123)	(5,313)
Prepaid expenses and other assets	5,298	(2,032)
Accounts payable	9,145	31,559
Accrued liabilities	(13,037)	(1,722)
Deferred income	11,268	3,218
Net cash provided by operating activities	59,420	35,711
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	—	262,454
Purchases of rental equipment	(78,641)	(77,731)
Purchases of property, plant and equipment	(25,277)	(6,857)
Cash paid for acquisition of businesses	—	(453,592)
Proceeds from sales of used rental equipment	13,554	12,197
Proceeds from sales of property, plant and equipment	12,251	—
Net cash used in investing activities	(78,113)	(263,529)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	35,584	245,033
Taxes paid related to net share settlement of stock awards	(4,082)	(6,086)
Payment of dividends	(11,774)	(11,400)
Net cash provided by financing activities	19,728	227,547
Effect of foreign currency exchange rate changes on cash	—	4
Net increase (decrease) in cash	1,035	(267)
Cash balance, beginning of period	877	957
Cash balance, end of period	$1,912	$690
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$14,184	$7,817
Net income taxes paid, during the period	$479	$413
Dividends accrued during the period, not yet paid	$12,060	$11,851
Rental equipment acquisitions, not yet paid	$5,795	$5,697

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$76,496	$18,407	$25,429	$—	$120,332
Rental related services	24,133	4,723	724	—	29,580
Rental operations	100,629	23,130	26,153	—	149,912
Sales	25,326	1,212	6,812	1,719	35,069
Other	1,630	418	798	—	2,846
Total revenues	127,585	24,760	33,763	1,719	187,827

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,874	965	11,527	—	22,366
Rental related services	15,780	4,456	550	—	20,786
Other	22,673	1,468	4,869	—	29,010
Total direct costs of rental operations	48,327	6,889	16,946	—	72,162
Costs of sales	17,413	768	2,942	1,274	22,397
Total costs of revenues	65,740	7,657	19,888	1,274	94,559

Gross Profit
Rental	43,949	15,974	9,033	—	68,956
Rental related services	8,353	267	174	—	8,794
Rental operations	52,302	16,241	9,207	—	77,750
Sales	7,913	444	3,870	445	12,672
Other	1,630	418	798	—	2,846
Total gross profit	61,845	17,103	13,875	445	93,268
Selling and administrative expenses	40,087	9,010	8,918	1,803	59,818
Other income, net	(6,220)	(1,319)	(1,742)	—	(9,281)
Income (loss) from operations	$27,978	$9,412	$6,699	$(1,358)	$42,731
Interest expense					12,704
Foreign currency exchange loss					132
Provision for income taxes					7,047
Net income					$22,848

Other Information
Adjusted EBITDA [1]	$43,327	$11,522	$18,480	$(1,261)	$72,068
Average rental equipment [2]	$1,174,327	$223,285	$372,081
Average monthly total yield [3]	2.17%	2.75%	2.18%
Average utilization [4]	78.7%	69.8%	56.5%
Average monthly rental rate [5]	2.76%	3.94%	4.03%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$64,056	$17,057	$29,134	$—	$6,520	$116,767
Rental related services	21,534	4,718	880	—	2,584	29,716
Rental operations	85,590	21,775	30,014	—	9,104	146,483
Sales	16,967	638	5,114	941	269	23,929
Other	1,370	317	992	—	65	2,744
Total revenues	103,927	22,730	36,120	941	9,438	173,156

Costs and Expenses
Direct costs of rental operations:
Depreciation	8,657	787	12,389	—	1,325	23,158
Rental related services	14,226	4,381	661	—	2,020	21,288
Other	24,127	1,783	5,225	—	1,270	32,405
Total direct costs of rental operations	47,009	6,952	18,275	—	4,614	76,850
Costs of sales	10,747	327	2,225	816	159	14,274
Total costs of revenues	57,756	7,279	20,500	816	4,773	91,124

Gross Profit
Rental	31,273	14,486	11,520	—	3,926	61,205
Rental related services	7,308	337	219	—	564	8,428
Rental operations	38,581	14,823	11,739	—	4,490	69,633
Sales	6,220	311	2,889	125	110	9,655
Other	1,370	317	992	—	65	2,744
Total gross profit	46,171	15,451	15,620	125	4,665	82,032
Selling and administrative expenses	38,456	8,058	9,451	1,533	2,582	60,080
Other income, net	—	—	—	—	—	—
Income (loss) from operations	$7,715	$7,393	$6,169	$(1,408)	$2,083	21,952
Interest expense						7,838
Foreign currency exchange gain						(226)
Provision for income taxes						1,566
Net income						$12,774

Other Information
Adjusted EBITDA [1]	$32,425	$10,020	$20,635	$(1,330)	$3,682	$65,432
Average rental equipment [2]	$987,526	$189,348	$396,835
Average monthly total yield [3]	2.16%	3.01%	2.40%
Average utilization [4]	79.4%	80.8%	59.2%
Average monthly rental rate [5]	2.72%	3.71%	4.14%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and gains on property sales. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs and gains on property sales. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Income from continuing operations	$22,848	$11,518	$123,182	$97,169
Provision for income taxes from continuing operations	7,047	1,113	43,544	26,981
Interest expense	12,704	7,464	45,800	17,418
Depreciation and amortization	27,187	26,133	108,972	96,489
EBITDA	69,786	46,228	321,498	238,057
Share-based compensation	2,209	1,375	8,991	6,610
Transaction costs [3]	9,354	14,147	11,084	18,200
Other income, net [4]	(9,281)	—	(12,899)	—
Adjusted EBITDA [1]	$72,068	$61,750	$328,674	$262,867
Adjusted EBITDA margin [2]	37%	38%	38%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Adjusted EBITDA [1]	$72,068	$65,432	$328,674	$297,579
Interest paid	(14,184)	(7,817)	(44,970)	(20,455)
Income taxes paid, net of refunds received	(479)	(413)	(91,631)	(27,355)
Gain on sale of used rental equipment	(7,355)	(3,089)	(35,908)	(35,704)
Foreign currency exchange loss	132	(226)	48	165
Amortization of debt issuance costs	2	2	8	14
Change in certain assets and liabilities:
Accounts receivable, net	15,418	16,953	(36,678)	(21,506)
Prepaid expenses and other assets	5,298	(7,345)	(16,683)	(28,042)
Accounts payable and other liabilities	(22,748)	(31,004)	(9,570)	(7,992)
Deferred income	11,268	3,218	22,144	21,696
Net cash provided by operating activities	$59,420	$35,711	$115,434	$178,400

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net. Adjusted EBITDA for the three months ended March 31, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks. Total Adjusted EBITDA attributed to discontinued operations for the period ended March 31, 2023 was $3,682.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.